Exhibit 3.2
PORTEC RAIL PRODUCTS, INC.
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AMENDED AND RESTATED BYLAWS
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ARTICLE I
OFFICES
     Section 1. The principal office of the corporation shall be located in Pittsburgh, Pennsylvania.
     Section 2. The corporation may have such other offices, either within or without the State of West Virginia, as the board of directors may designate or as the business of the corporation may require.
ARTICLE II
ANNUAL MEETING OF SHAREHOLDERS
     Section 1. Annual meetings of shareholders for the purpose of electing directors and for the transaction of such other business as may come before the meeting shall be held at a date, time and place as may be fixed from time to time by the board of directors.
     Section 2. Written notice stating the place, day and hour of the meeting shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the president, or the secretary, or the officer or other persons calling the meeting, to each shareholder of record entitled to vote at such meeting.
ARTICLE III
SPECIAL MEETINGS OF SHAREHOLDERS
     Section 1. Special meetings of shareholders for any purpose other than the election of directors may be held at such time and place within or without the State of West Virginia as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.
     Section 2. Special meetings of the shareholders, for any purpose or purposes, may be called by the board of directors or the person or persons authorized by the articles of incorporation or these bylaws, and shall be called by the president at the request of the holders of not less than one-tenth, unless a different percentage is prescribed by the articles of incorporation, of all votes entitled to be cast on an issue proposed to be considered at the meeting.
     Section 3. Written notice stating the place, day, hour and purpose or purposes for which the meeting is called shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the president, or the secretary, or the officer or other persons calling the meeting, to each shareholder of record entitled to vote at such meeting.
     Section 4. The business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.
ARTICLE IV
QUORUM AND VOTING OF STOCK
     Section 1. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Unless the articles of incorporation or law provide otherwise, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders present in person or represented by proxy may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.
     Section 2. If a quorum is present, action on a matter, other than the election of directors, by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action unless the articles of incorporation or law require a greater number of affirmative votes.
     Section 3. Each outstanding share of stock, regardless of class, shall be entitled to one vote on each matter voted on at a meeting of shareholders. A shareholder may vote either in person or by proxy executed in writing, or sent by electronic transmission in accordance with law, by the shareholder or by his or her duly authorized agent or attorney-in-fact.
     Section 4. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if the action is taken by all the shareholders entitled to vote on the action as evidenced by one or more written consents bearing the date of signature and describing the action taken, signed by all the shareholders entitled to vote on the action, and delivered to the corporation for inclusion in the minutes or filing with the corporate records.
ARTICLE V
DIRECTORS
     Section 1. The board of directors shall consist of such number of directors, not less than 1 nor more than 15, as may be determined from time to time by resolution of the board of directors. Directors need not be residents of the State of West Virginia nor shareholders of the corporation. The directors, other than the first board of directors, shall be elected at the annual meeting of the shareholders, and each director elected shall serve until the next succeeding annual meeting and until his or her successor shall have been elected and qualified. The first board of directors shall hold office until the first meeting of shareholders at which directors are elected.

     Section 2. Unless the articles of incorporation provide otherwise, if a vacancy occurs on a board of directors, including a vacancy resulting from an increase in the number of directors, the shareholders may fill the vacancy, the board of directors may fill the vacancy or if the directors remaining in office constitute fewer than a quorum of the board, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office. If the vacant office was held by a director elected by a voting group of shareholders, and if the vacancy is to be filled by the shareholders, only the holders of shares of that voting group are entitled to vote to fill the vacancy. The term of a director elected to fill a vacancy expires at the next shareholders’ meeting at which directors are elected.
     Section 3. The business affairs of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by law or by the articles of incorporation or by these bylaws directed or required to be exercised or done by the shareholders.
     Section 4. The directors may keep the books of the corporation, except such as are required by law to be kept at a specific location, at such place or places within or without the State of West Virginia as they may from time to time determine.
     Section 5. The board of directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise.
ARTICLE VI
MEETINGS OF THE BOARD OF DIRECTORS
     Section 1. Meetings of the board of directors, regular or special, may be held either within or without the State of West Virginia.
     Section 2. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the shareholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present, or it may convene at such place and time as shall be fixed by the consent in writing of all the directors.
     Section 3. Regular meetings of the board of directors may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the board.
     Section 4. Special meetings of the board of directors may be called by the president, and shall be called by the president if requested of the president in writing by two or more directors, on two days’ notice to each director, either personally or by mail or otherwise as set forth in these bylaws; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two directors.

     Section 5. A director’s attendance at or participation in a meeting shall constitute a waiver of notice of such meeting unless the director at the beginning of the meeting or promptly upon the director’s arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. Notice of a regular or special meeting need not describe the purpose of the meeting unless required by the articles of incorporation.
     Section 6. Unless otherwise provided by law or the articles of incorporation, a majority of the number of directors shall constitute a quorum for the transaction of business at any meeting of the board of directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.
     The affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors unless the articles of incorporation require a greater number of directors.
     Section 7. Unless the articles of incorporation provide otherwise, any action required or permitted to be taken at a board of directors’ meeting may be taken without a meeting if the action is taken by all members of the board as evidenced by one or more written consents describing the action taken, signed by each director and included in the minutes or filed with the corporate records reflecting the action taken.
ARTICLE VII
COMMITTEES OF DIRECTORS
     Section 1. Unless the articles of incorporation provide otherwise, the board of directors may create one or more committees and appoint members of the board of directors to serve on them. Each committee must have two or more members who serve at the pleasure of the board of directors. The creation of a committee and appointment of members to it must be approved by the greater of a majority of all the directors in office when the action is taken or the number of directors required by the articles of incorporation or these bylaws to take action. To the extent specified by the board of directors or in the articles of incorporation or these bylaws, each committee may exercise the authority of the board of directors in the management of the corporation except as otherwise restricted by law. Any vacancy in a committee may be filled by a resolution adopted by a majority of the full board of directors. A committee shall keep regular minutes of its proceedings and report the same to the board of directors when required.
ARTICLE VIII
NOTICES
     Section 1. Whenever, under the provisions of law or of the articles of incorporation or of these bylaws, notice is required to be given to any director or shareholder, it shall be construed to mean written notice unless oral notice is reasonable under the circumstances. Notice by electronic transmission is to be considered written notice. Notice may be communicated in person; by mail or other method of delivery; or by telephone, voice mail or other electronic means. If these forms of personal notice are impracticable, notice may be communicated by a newspaper of general circulation in the area where published, or by radio, television or other form of public broadcast communication. Written notice to any shareholder, if in a comprehensible form, is effective: (1) upon deposit in the United States mail, if mailed postpaid and correctly addressed to the shareholder’s address shown in the corporation’s current record of shareholders; or (2) when electronically transmitted to the shareholder in a manner authorized by the shareholder.
     Except as provided above, written notice, if in a comprehensible form, is effective at the earliest of the following: (1) when received; (2) five days after its deposit in the United States mail, if mailed postpaid and correctly addressed; or (3) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee. Oral notice is effective when communicated, if communicated in a comprehensible manner.
     Section 2. Whenever any notice is required to be given to any shareholder or director of the corporation by law or by the articles of incorporation or by these bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, filed with the minutes or corporate records, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.
ARTICLE IX
OFFICERS
     Section 1. The officers of the corporation shall be chosen by the board of directors and shall be a president, a vice-president, a secretary and a treasurer. The board of directors may also choose additional vice-presidents, and one or more assistant secretaries and assistant treasurers.
     Section 2. The board of directors at its first meeting after each annual meeting of shareholders shall choose a president, one or more vice-presidents, a secretary and a treasurer, none of whom need be a member of the board.
     Section 3. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.
     Section 4. The salaries of all officers and agents of the corporation shall be fixed by the board of directors.
     Section 5. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time with or without cause by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

THE PRESIDENT
     Section 6. The president shall be the chief executive officer of the corporation, shall preside at all meetings of the shareholders and the board of directors, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect.
     Section 7. The president shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.
THE VICE-PRESIDENTS
     Section 8. The vice-president, or if there shall be more than one, the vice-presidents in the order determined by the board of directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.
THE SECRETARY AND ASSISTANT SECRETARIES
     Section 9. The secretary shall attend all meetings of the board of directors and all meetings of the shareholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision the secretary shall be. The secretary shall have custody of the corporate seal of the corporation and he or she, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his or her signature.
     Section 10. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors or president may from time to time prescribe.
THE TREASURER AND ASSISTANT TREASURERS
     Section 11. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

     Section 12. The treasurer shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all the treasurer’s transactions as treasurer and of the financial condition of the corporation.
     Section 13. If required by the board of directors, the treasurer shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the treasurer’s duties and for the restoration to the corporation, in case of the treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the treasurer’s possession or under the treasurer’s control belonging to the corporation.
     Section 14. The assistant treasurer or, if there shall be more than one, the assistant treasurers in the order determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.
ARTICLE X
CERTIFICATES FOR SHARES
     Section 1. Shares my, but need not, be represented by certificates. Unless otherwise provided by law, the rights and obligations of shareholders are identical whether or not their shares are represented by certificates. At a minimum each share certificate must state on its face: the name of the issuing corporation and that it is organized under the laws of West Virginia; the name of the person to whom issued; and the number and class of shares and the designation of the series, if any, the certificate represents.
     If the issuing corporation is authorized to issue different classes of shares or different series within a class, the designation, relative rights, preferences and limitations applicable to each class and the variations in rights, preferences and limitations determined for each series and the authority of the board of directors to determine variations for future series must be summarized on the front or back of each certificate. Alternatively, each certificate may state conspicuously on its front or back that the corporation will furnish the shareholder this information on request in writing and without charge.
     Section 2. Each share certificate must be signed, either manually or in facsimile, by, unless other officers are designated by the board of directors, the president or vice-president and the secretary or assistant secretary, and may bear the corporate seal or its facsimile. If the person who signed, either manually or in facsimile, a share certificate no longer holds office when the certificate is issued, the certificate remains valid.
     Section 3. Unless the articles of incorporation or these bylaws provide otherwise, the board of directors may authorize the issuance of some or all of this corporation’s shares of any or all classes or series thereof without certificates. The authorization does not affect shares already represented by certificates until they are surrendered to the corporation. Within a reasonable time after the issuance or transfer of shares without certificates, the corporation shall send the shareholder a written statement of the information required on certificates as set forth in Section 1 above, and if applicable, any restrictions on transfer of the shares.
LOST CERTIFICATES
     Section 4. The board of directors may direct a new certificate or uncertificated shares to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost or destroyed. When authorizing such issue of a new certificate or uncertificated shares, the board of directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems expedient, and may require such indemnities as it deems adequate, to protect the corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.
TRANSFER OF SHARES
     Section 5. Upon surrender to the corporation or the transfer agent of the corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate cancelled and the transaction recorded upon the books of the corporation.
FIXING RECORD DATE
     Section 6. The board of directors may fix in advance a record date for one or more voting groups in order to determine the shareholders entitled to notice of shareholders’ meeting, to demand a special meeting, to vote or to take any other action. A record date herein may not be more than seventy days before the meeting or action requiring a determination of shareholders. A determination of shareholders entitled to notice of or to vote at a shareholders’ meeting is effective for any adjournment of the meeting unless the board of directors fixes a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty days after the date fixed for the original meeting.
     The board of directors may also fix in advance a record date of shareholders entitled to receive a distribution or for any other purposes authorized by law.
REGISTERED SHAREHOLDERS
     Section 7. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of West Virginia.

LIST OF SHAREHOLDERS
     Section 8. After fixing the record date for a meeting, the corporation shall prepare an alphabetical list of the names of all its shareholders who are entitled to notice of a shareholders’ meeting, which list (1) shall be arranged by voting group and within each voting group by class or series of shares, and shall show the address of and number of shares held by each shareholder; (2) shall be available for inspection by any shareholder, beginning two business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the corporation’s principal office or at a place identified in the meeting notice in the city where the meeting will be held; and (3) shall be made available by the corporation at the meeting, any shareholder (or his or her agent or attorney) being entitled to inspect the list at any time during the meeting or any adjournment.
ARTICLE XI
GENERAL PROVISIONS
DIVIDENDS
     Section 1. Subject to the provisions of the articles of incorporation relating thereto, if any, dividends may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to any provisions of the articles of incorporation.
     Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.
CHECKS
     Section 3. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.
FISCAL YEAR
     Section 4. The fiscal year of the corporation shall be fixed by resolution of the board of directors.
SEAL
     Section 5. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, West Virginia”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

ARTICLE XII
INDEMNIFICATION
     Section 1. To the extent permitted by applicable law, the corporation shall indemnify any person (other than a shareholder of the corporation) who was or is a party or threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action or proceeding by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney fees), judgments, fines, taxes and penalties and interest thereon, and amounts paid in settlement actually and reasonably incurred by him in connection with such action or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful.
     Section 2. To the extent permitted by applicable law the corporation shall indemnify any shareholder of the corporation who was or is a party or threatened to be made a party to any threatened, pending or completed action or proceedings, whether civil, criminal, administrative, or investigative (including, without limitation, an action or proceeding by or in the right of the corporation) by reason of the fact that he is or was a shareholder, director, officer, employee or agent of the corporation, or is, or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney fees), judgments, fines, taxes and penalties and interest thereon, and amounts paid in settlement actually and reasonably incurred by him in connection with such action or proceeding, except in relation to matters as to which he shall have been finally adjudged to be liable by reason of having been guilty of gross negligence or wilful misconduct. In the event of any other judgment against any such shareholder or in the event of a settlement, indemnification shall be made only if the corporation shall be advised, in case none of the persons involved shall have been a director of the corporation, by the board of directors, and otherwise by independent counsel to be appointed by the board of directors, that in its or his opinion such shareholder was not guilty of gross negligence or wilful misconduct, and, in the event of a settlement, that such settlement was, or if still to be made, is, in the best interests of the corporation. If a determination is to be made by the board of directors, it may rely, as to all questions of law, on the advice of the independent counsel.
     Section 3. The foregoing rights of indemnification shall inure to the benefit of the heirs, executors or administrators of each such shareholder, director, officer, employee or agent and shall be in addition to and not exclusive of, any other rights to which such shareholder, director, officer, employee or agent may be entitled.
ARTICLE XIII
AMENDMENTS
     Section 1. These bylaws may be altered, amended or repealed by the shareholders at any regular or special meeting. These bylaws also may be altered, amended or repealed by the directors unless the articles of incorporation or law reserve that power exclusively to the shareholders in whole or in part, or the shareholders in amending, repealing or adopting a bylaw expressly provide that the directors may not amend, repeal or reinstate that bylaw.